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                                                      Exhibit 21.1


                      HEALTHCARE INTEGRATED SERVICES, INC
                         Year Ended December 31, 2000

                                                            Names under
Name of Subsidiary                     State of Incorp  which do business
------------------                     ---------------     -----------

1.    HealthCare Imaging Services
         of Wayne, Inc.                New Jersey             N/A

2.    HealthCare Imaging Services
         of Rittenhouse Square, Inc.   Pennsylvania           N/A

3.    HealthCare Imaging Services
         of Catonsville, Inc.          Maryland               N/A

4.    HIS PPM Co.                      Delaware               N/A

5.    HIS Imaging LLC                  Delaware               Monroe Diagnostic
                                                              Imaging, Mainland
                                                              Diagnostic Imag,
                                                              Echelon Diagnostic
                                                              Imag, Bloomfield
                                                              Diagnostic Imag.

6.    HIS Clinical Research Co., LLC   Delaware                   N/A

7.    Clinicure.com, LLC               Delaware                   N/A